Exhibit 10.18

CONTINUING SECURITY AGREEMENT
WELLS FARGO	RIGHTS TO PAYMENT AND INVENTORY

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned LaCrosse Footwear, Inc., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in all accounts, deposit accounts, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment (collectively called “Rights to Payments”), now existing or at any time hereafter, and prior to the termination hereof, arising (whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever), including all securities, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein, and in all goods returned by or repossessed from Debtor’s customers, together with a security interest in all inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, raw materials, component parts and embedded software, work in process or materials used or consumed in Debtor’s business and all warehouse receipts, bills of lading and other documents evidencing goods owned or acquired by Debtor, and all goods covered thereby, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, and all products thereof (collectively called “Inventory”), whether in the possession of Debtor, warehousemen, bailees or any other person, or in process of delivery and whether located at Debtor’s places of business or elsewhere (with all Rights to Payment and Inventory referred to herein collectively as the “Collateral”), excluding all Excluded Collateral as defined below, together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all Rights to Payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Rights to Payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called “Proceeds”). As used herein “Excluded Collateral” means (i) all “Intent to Use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, and all goodwill associated therewith and all other assets, rights and interests that uniquely reflect or embody such goodwill (each, a “Lanham Act Application”), unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) and 1(d) of said Act has been filed with respect to this Agreement; and (ii) contracts with the United States Government or any political subdivision thereof for which any necessary consent for the security interest granted hereunder has not been obtained from the United States Government or such subdivision under 31 U.S.C. §3727 and 41 U.S.C. §15, and the regulations in effect thereunder, and accounts generated under such contracts.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, under the Third Amended and Restated Credit Agreement of even date herewith between Debtor and Bank, as amended, renewed or restated from time to time (the “Credit Agreement”), including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor under the Credit Agreement existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder, subject, however, to the terms of the Credit Agreement regarding the use of insurance proceeds, and the right of Debtor to retain and use proceeds of the sale of inventory in the ordinary course of business when an Event of Default does not exist.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds, except security deposits (and interest thereon), goods in transit or that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business, or warehouse receipts, bills of sale, bills of lading and other documents, instruments or money in the ordinary course of business; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby, or Permitted Encumbrances, as defined in the Credit Agreement or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; and (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (g) to the extent that Collateral consists of particular Rights to Payment in excess of $100,000.00, all persons appearing to be obligated on these particular items of Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws.

6. COVENANTS OF DEBTOR.

6.1 Debtor agrees in general: (a) to pay Indebtedness secured hereby when due; (b) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, except to the extent caused by Bank after taking possession or control thereof; (c) to permit Bank to exercise its powers; (d) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (e) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (f) not to change the places where Debtor keeps any Collateral (except security deposits (and interest thereon), goods in transit, goods that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business, or warehouse receipts, bills of sale, bills of lading and other documents, instruments or money in the ordinary course of business) or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (g) to cooperate with Bank in perfecting all security interests granted herein as required in the Credit Agreement and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

6.2 Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (a) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (b) to insure Inventory and, where applicable, Rights to Payment with Bank named as a loss payee as its interest may appear, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (c) not to use any Inventory for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (d) not to remove Inventory (other than goods in transit, goods that are temporarily in the possession of repairmen, product testing services, or potential buyers or vendors as samples, or goods in storage in the ordinary course of business) from Debtor’s premises, except (A) for deliveries to buyers in the ordinary course of Debtor’s business, and deliveries of damaged, obsolete, surplus or worn-out property, and (B) Collateral which consists of mobile goods as defined in the Oregon Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (e) to pay when due all license fees, registration fees and other charges in connection with any Collateral (f) not to permit any security interest in or lien on the Collateral or Proceeds, including without limitation, liens arising from the storage of Inventory, except in favor of Bank or as set forth in the Credit Agreement, or Permitted Encumbrances; (g) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business, sales of damaged obsolete, surplus, or worn-out property, or as otherwise permitted herein or in the Credit Agreement; (h) to furnish reports to Bank of all acquisitions, returns, sales and other dispositions of the Inventory in such form and detail and at such times as Bank may require; (i) to permit Bank to inspect the Collateral at any time; (j) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (k) if requested by Bank during the continuance of an Event of Default, to receive and use reasonable diligence to collect Rights to Payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Rights to Payment and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (l) not to commingle Rights to Payment, Proceeds or collections thereunder with other property; (m) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any Rights to Payment or Proceeds in any material respect; (n) on demand, to deliver to Bank returned property resulting from, or payment equal to, such allowances or credits on any Rights to Payment or Proceeds or to execute such documents and do such other things as Bank may reasonably request for the purpose of perfecting, preserving and enforcing its security interest in such returned property; (o) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (p) in the event Bank elects to receive payments of Rights to Payment or Proceeds hereunder during the continuance of an Event of Default, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (q) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition in accordance with the standards and practices adhered to generally by users and manufacturers of like property, including with respect to defective and returned products (which may be repaired or disposed of in any lawful manner) and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims, subject to offsets in the ordinary course of business for defective inventory.

7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, if Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension or modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor, and promptly deliver the originals thereof (or, if the mail consists of collateral or Proceeds, copies) to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness secured hererby or replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness secured hereby; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay or secure by bond (or contest in good faith, provided adequate reserves are made therefor and no enforcement proceedings against any Collateral has been instituted that are not stayed or dismissed within sixty days thereafter), prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at the rate in Section 15 of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any Event of Default under the Credit Agreement; (b) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness secured hereby, or (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness secured hereby; (c) any material representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (d) Debtor shall fail to observe or perform any obligation or agreement contained herein; (e) any material impairment of the rights of Bank in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (f) Bank, in good faith, believes that $2,000,000.00 or more of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value. As used in this Section 9, “material impairment” means having an adverse effect of at least $2,000,000.00.

10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Oregon Uniform Commercial Code or otherwise provided bylaw, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank or that fulfill contracts of sale previously entered into in the ordinary course of business; (c) at Bank’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness secured hereby in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness secured hereby (which shall be subject to the terms of the Credit Agreement), Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given.

12. STATUTE OF LIMITATIONS. Until all Indebtedness secured hereby shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13. MISCELLANEOUS. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. After the occurrence and during the existence of any Event of Default, Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

19. DEFINED TERMS. Terms used in this Agreement which are defined in the Credit Agreement or the Line of Credit Note shall have the same meaning herein that they are given therein.

Debtor warrants that Debtor is an organization registered under the laws of Wisconsin.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 17634 NE Airport Way, Portland, OR 97230

Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: 12021 NE Airport Way, Suite B, Portland OR 97220; 18201 NE Portal Way, Portland, OR 97230; 5312 NE 148th Avenue, Portland, OR 97230-3438; 5352 Performance Way, Whitestown, IN 46075; and 17634 NE Airport Way, Portland, OR 97230. Debtor sells inventory in the ordinary course of business to LaCrosse Denmark, which stores it at Niels Ebbesens Vej 19 DK-1911 Frederiksberg, Denmark or at Scan Global

Logistics, True Mollevej 1,8381 Tilst, Denmark, or in transit, and which ships inventory under customary sale and shipping terms to its customers, and to vendors as samples, and which disposes of defective or out of date inventory in the ordinary course of business.

IN WITNESS WHEREOF, this Agreement has been duly executed as of December 22, 2011.

LaCrosse Footwear, Inc.

By:	/s/ David P. Carlson
David P. Carlson, Executive Vice President/Chief Financial Officer

By:	/s/ Joseph P. Schneider
Joseph P. Schneider, President/Chief Executive Officer